Exhibit 99.1

Federated Investors, Inc. Reports First Quarter 2012 Earnings

•	Diluted EPS increases 14 percent to $0.41 per share compared to Q4 2011

•	Equity and fixed-income assets increase $4.4 billion during Q1 2012 to $88.9 billion

•	Net sales in equity and fixed-income funds and separate accounts were $1.4 billion in Q1 2012

•	Board declares $0.24 per share quarterly dividend
(PITTSBURGH, Pa., April 26, 2012) - Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.41 for the quarter ended March 31, 2012 as compared to $0.32 for the same quarter last year. Net income was $42.3 million for Q1 2012 compared to $33.2 million for Q1 2011, which included approximately $11.3 million, after tax or $0.11 per diluted share, in nonrecurring legal expenses.
Federated's total managed assets were $363.6 billion at March 31, 2012, up $8.7 billion or 2 percent from $354.9 billion at March 31, 2011 and down $6.1 billion or 2 percent from $369.7 billion reported at Dec. 31, 2011. Average managed assets for Q1 2012 were $370.1 billion, up $13.8 billion or 4 percent from $356.3 billion reported for Q1 2011 and up $11.9 billion or 3 percent from $358.3 billion reported for Q4 2011. Combined equity and fixed-income net sales for funds and separate accounts were a positive $1.4 billion for Q1 2012.
“Investors' growing demand for income and Federated's broad array of high-quality income-oriented products continued to prove beneficial for our company during the first quarter,'' said J. Christopher Donahue, president and chief executive officer. “Equity assets increased 8 percent over the past 12 months driven by substantial inflows into our dividend-driven Strategic Value lineup. Our fixed-income assets increased 11 percent over the same period amid continued investor interest in our high yield-oriented and multisector bond offerings.''
Federated's board of directors declared a quarterly dividend of $0.24 per share. The dividend is payable on May 15, 2012 to shareholders of record as of May 8, 2012. During Q1 2012, Federated purchased 50,000 shares of Federated class B common stock for $1.1 million.
Federated's equity assets were $34.1 billion at March 31, 2012, up $2.5 billion or 8 percent from $31.6 billion at March 31, 2011 and up $3.2 billion or 10 percent from $30.9 billion at Dec. 31, 2011. During the quarter, net equity separate account sales were strong at $975 million, driven by flows into the Strategic Value Dividend strategy and Clover Small Cap Value Equity strategy. Top-selling equity funds during Q1 2012 on a net basis were Federated Strategic Value Dividend Fund, Federated International Strategic Value Dividend Fund, Federated Managed Volatility Fund II and Federated Clover Small Value Fund.
Federated's fixed-income assets were $46.2 billion at March 31, 2012, up $4.4 billion or 11 percent from $41.8 billion at March 31, 2011 and up $1.4 billion or 3 percent from $44.8 billion at Dec. 31, 2011. Fixed-income assets in liquidation portfolios were $8.6 billion at March 31, 2012. Fixed-income sales were driven by strong net flows into Federated Municipal Ultrashort Fund, Federated Total Return Bond Fund, Federated Institutional High Yield Bond Fund, Federated's Capital Preservation Fund and Federated Ultrashort Bond Fund.
Money market assets in both funds and separate accounts were $274.7 billion at March 31, 2012, up $3.6 billion or 1 percent

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q1 2012 Earnings	Page 2 of 8

from $271.1 billion at March 31, 2011 and down $10.4 billion or 4 percent from $285.1 billion at Dec. 31, 2011.
Money market mutual fund assets were $245.2 billion at March 31, 2012, up $6.2 billion or 3 percent from $239.0 billion at March 31, 2011 and down $10.7 billion or 4 percent from $255.9 billion at Dec. 31, 2011.

Financial Summary
Q1 2012 vs. Q1 2011
Revenue decreased by $8.6 million or 4 percent due primarily to an increase in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields and a decrease in revenue due to the change in the mix of average equity assets. These decreases were partially offset by an increase in revenue from higher average money market and fixed-income assets. See additional information about voluntary fee waivers in the table at the end of this financial summary.
Federated derived 53 percent of its revenue from equity and fixed-income assets (32 percent from equity assets and 21 percent from fixed-income assets), 46 percent from money market assets and 1 percent from other products and services.
Operating expenses were $159.9 million compared to $182.4 million. This decrease of $22.5 million or 12 percent was primarily a result of lower professional service fees as the company incurred nonrecurring legal expenses in Q1 2011.
Additionally, intangible-asset-related expense decreased due to mark-to-market adjustments of an acquisition-related contingent payment liability in both periods, as well as certain intangible assets becoming fully amortized in 2011.
Q1 2012 vs. Q4 2011
Revenue increased by $13.9 million or 6 percent primarily related to an increase in total average managed assets and a decrease in the aforementioned fee waivers due mainly to improved money market fund yields partially offset by a decrease in the number of days from the prior quarter.
Operating expenses increased by $5.4 million or 3 percent. The increase was primarily related to an increase in compensation and related expense due primarily to the annual reset of payroll taxes and 401(k) contributions and an increase in distribution expense primarily due to improved money market fund yields. Additionally, intangible-asset-related expense decreased due to a Q1 2012 mark-to-market adjustment of an acquisition-related contingent payment liability.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers and expenses can impact Federated's activity levels and financial results significantly. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.
Fee waivers to maintain positive or zero net yields could vary significantly from management’s estimates as they are contingent on a number of variables including, but not limited to, changes in assets within the money market funds, available yields on instruments held by the money market funds, actions by the Federal Reserve, the U.S. Department of the Treasury and other governmental entities, changes in expenses of the money market funds, changes in the mix of money market customer assets, Federated’s willingness to continue the fee waivers and changes in the extent to which the impact of the waivers is shared by third parties.

Federated Reports Q1 2012 Earnings	Page 3 of 8

Money Market Fund Yield Waiver Impact
(in millions)

	Quarter Ended		Change Q1 2011 to Q1 2012	Quarter Ended	Change Q4 2011 to Q1 2012
(Decrease)/Increase	March 31, 2012	March 31, 2011		Dec. 31, 2011
Investment advisory fees	$(52.9)	$(36.0)	$(16.9)	$(58.8)	$5.9
Other service fees	(27.5)	(27.4)	(0.1)	(30.2)	2.7
Total Revenue	$(80.4)	$(63.4)	$(17.0)	$(89.0)	$8.6
Distribution expense	(57.5)	(49.5)	(8.0)	(61.9)	4.4
Operating income	$(22.9)	$(13.9)	$(9.0)	$(27.1)	$4.2
Noncontrolling interest	(0.6)	(0.8)	0.2	(1.0)	0.4
Pre-tax impact	$(22.3)	$(13.1)	$(9.2)	$(26.1)	$3.8
Federated will host an earnings conference call at 9 a.m. Eastern on April 27, 2012. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and through May 4, 2012 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 392082.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $363.6 billion in assets as of March 31, 2012. With 134 funds and a variety of separately managed account options, Federated provides comprehensive investment management to approximately 4,800 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 2 percent of money market fund managers in the industry, the top 7 percent of equity fund managers and the top 7 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.
###
1 Strategic Insight, Feb. 29, 2012. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment advisor.

Certain statements in this press release, such as those related to the level of fee waivers incurred by the company, and product demand and asset flows constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows, which could vary significantly depending on market conditions, investment performance and investor behavior. Other risks and uncertainties also include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q1 2012 Earnings	Page 4 of 8

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q1 2011 to Q1 2012	Quarter Ended	% Change Q4 2011 to Q1 2012
	March 31, 2012	March 31, 2011		Dec. 31, 2011
Revenue
Investment advisory fees, net	$149,348	$159,589	(6)%	$138,225	8%
Administrative service fees, net	57,292	54,048	6	56,830	1
Other service fees, net	22,655	24,663	(8)	20,249	12
Other, net	986	582	69	1,102	(11)
Total Revenue	230,281	238,882	(4)	216,406	6

Operating Expenses
Compensation and related	64,065	64,396	(1)	60,620	6
Distribution	61,693	64,692	(5)	58,740	5
Professional service fees	10,308	26,185	(61)	9,567	8
Systems and communications	6,310	5,579	13	5,839	8
Office and occupancy	6,253	6,201	1	6,254	0
Advertising and promotional	2,928	3,162	(7)	3,524	(17)
Travel and related	2,751	2,438	13	3,673	(25)
Intangible asset related	21	3,780	(99)	1,243	(98)
Other	5,605	5,949	(6)	5,085	10
Total Operating Expenses	159,934	182,382	(12)	154,545	3
Operating Income	70,347	56,500	25	61,861	14

Nonoperating Income (Expenses)
Investment income, net	3,346	3,812	(12)	2,538	32
Debt expense––recourse	(3,711)	(4,636)	(20)	(3,860)	(4)
Other, net	(37)	(24)	54	(103)	(64)
Total Nonoperating Expenses, net	(402)	(848)	(53)	(1,425)	(72)
Income before income taxes	69,945	55,652	26	60,436	16
Income tax provision	25,538	20,598	24	21,811	17
Net income including noncontrolling interests in subsidiaries	44,407	35,054	27	38,625	15
Less: Net income attributable to the noncontrolling interests in subsidiaries	2,082	1,823	14	1,682	24
Net Income	$42,325	$33,231	27%	$36,943	15%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and Diluted	$0.41	$0.32	28%	$0.36	14%
Weighted-average shares outstanding
Basic	100,112	100,586		100,264
Diluted	100,112	100,667		100,264
Dividends declared per share	$0.24	$0.24		$0.24
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are required to be included in the computation of earnings per share under the “two-class method.” Total income available to participating restricted shareholders was $1.5 million, $1.1 million and $1.2 million for the quarterly periods ended March 31, 2012, March 31, 2011 and Dec. 31, 2011, respectively.

Federated Reports Q1 2012 Earnings	Page 5 of 8

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	March 31, 2012	Dec. 31, 2011
Assets
Cash and other investments	$310,584	$322,317
Other current assets	57,839	44,194
Intangible assets, net and goodwill	720,255	720,926
Other long-term assets	64,026	63,419
Total Assets	$1,152,704	$1,150,856

Liabilities and Equity
Current liabilities	$163,947	$187,356
Long-term debt—recourse	308,125	318,750
Other long-term liabilities	110,377	101,567
Equity excluding treasury stock	1,336,160	1,315,664
Treasury stock	(765,905)	(772,481)
Total Liabilities and Equity	$1,152,704	$1,150,856

Federated Reports Q1 2012 Earnings	Page 6 of 8

Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended
	March 31, 2012	Dec. 31, 2011	March 31, 2011
Equity Funds
Beginning assets	$21,930	$20,140	$22,626
Sales	1,823	2,185	1,558
Redemptions	(2,187)	(1,771)	(2,023)
Net (redemptions) sales	(364)	414	(465)
Net exchanges	(12)	(32)	1
Market gains and losses/reinvestments[1]	2,058	1,408	686
Ending assets	$23,612	$21,930	$22,848

Equity Separate Accounts[2]
Beginning assets	$8,957	$7,831	$8,176
Sales[3]	1,461	873	692
Redemptions[3]	(486)	(549)	(606)
Net sales[3]	975	324	86
Net exchanges	0	26	13
Market gains and losses/reinvestments[1]	573	776	518
Ending assets	$10,505	$8,957	$8,793

Total Equity[2]
Beginning assets	$30,887	$27,971	$30,802
Sales[3]	3,284	3,058	2,250
Redemptions[3]	(2,673)	(2,320)	(2,629)
Net sales (redemptions)[3]	611	738	(379)
Net exchanges	(12)	(6)	14
Market gains and losses/reinvestments[1]	2,631	2,184	1,204
Ending assets	$34,117	$30,887	$31,641

Fixed-Income Funds
Beginning assets	$37,241	$35,620	$31,933
Sales	4,822	4,696	4,910
Redemptions	(3,987)	(3,417)	(4,381)
Net sales	835	1,279	529
Net exchanges	(59)	38	(12)
Market gains and losses/reinvestments[1]	509	304	239
Ending assets	$38,526	$37,241	$32,689

Fixed-Income Separate Accounts[2]
Beginning assets	$7,573	$7,263	$8,772
Sales[3]	220	415	551
Redemptions[3]	(280)	(195)	(374)
Net (redemptions) sales[3]	(60)	220	177
Net exchanges	0	1	0
Market gains and losses/reinvestments[1]	182	89	118
Ending assets	$7,695	$7,573	$9,067

Total Fixed Income[2]
Beginning assets	$44,814	$42,883	$40,705
Sales[3]	5,042	5,111	5,461
Redemptions[3]	(4,267)	(3,612)	(4,755)
Net sales[3]	775	1,499	706
Net exchanges	(59)	39	(12)
Market gains and losses/reinvestments[1]	691	393	357
Ending assets	$46,221	$44,814	$41,756
1) Reflects the approximate changes in the market value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts and sub-advised funds and other managed products.
3) For certain accounts, Sales, Redemptions or Net sales (redemptions) are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.

Federated Reports Q1 2012 Earnings	Page 7 of 8

Changes in Liquidation Portfolios
(in millions)

	Quarter Ended
	March 31, 2012	Dec. 31, 2011	March 31, 2011
Liquidation Portfolios[1]
Beginning assets	$8,856	$9,144	$10,708
Sales[2]	0	0	2
Redemptions[2]	(273)	(289)	(325)
Net redemptions[2]	(273)	(289)	(323)
Market gains and losses/reinvestments[3]	0	1	(1)
Ending Assets	$8,583	$8,856	$10,384
1) Liquidation portfolios include portfolios of distressed fixed-income securities. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are lower than those of traditional separate account mandates.
2) For certain accounts, Sales, Redemptions or Net redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.
3) Reflects the approximate changes in the market value of the securities held by the portfolios, and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q1 2012 Earnings	Page 8 of 8

MANAGED ASSETS (in millions)	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011
By Asset Class
Equity	$34,117	$30,887	$27,971	$31,380	$31,641
Fixed-income	46,221	44,814	42,883	42,418	41,756
Money market	274,704	285,140	271,653	265,651	271,141
Liquidation portfolios[1]	8,583	8,856	9,144	9,964	10,384
Total Managed Assets	$363,625	$369,697	$351,651	$349,413	$354,922
By Product Type
Funds:
Equity	$23,612	$21,930	$20,140	$22,678	$22,848
Fixed-income	38,526	37,241	35,620	34,874	32,689
Money market	245,232	255,857	245,293	236,077	238,990
Total Fund Assets	$307,370	$315,028	$301,053	$293,629	$294,527
Separate Accounts:
Equity	$10,505	$8,957	$7,831	$8,702	$8,793
Fixed-income	7,695	7,573	7,263	7,544	9,067
Money market	29,472	29,283	26,360	29,574	32,151
Total Separate Accounts	$47,672	$45,813	$41,454	$45,820	$50,011
Total Liquidation Portfolios[1]	$8,583	$8,856	$9,144	$9,964	$10,384
Total Managed Assets	$363,625	$369,697	$351,651	$349,413	$354,922

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011
By Asset Class
Equity	$32,827	$29,965	$29,699	$31,520	$31,056
Fixed-income	45,792	43,980	43,001	42,127	41,187
Money market	282,801	275,295	266,756	270,411	273,542
Liquidation portfolios[1]	8,703	9,030	9,309	10,138	10,534
Total Avg. Assets	$370,123	$358,270	$348,765	$354,196	$356,319
By Product Type
Funds:
Equity	$23,075	$21,451	$21,491	$22,741	$22,599
Fixed-income	38,128	36,546	35,478	33,534	32,265
Money market	251,825	249,324	239,406	239,642	240,375
Total Avg. Fund Assets	$313,028	$307,321	$296,375	$295,917	$295,239
Separate Accounts:
Equity	$9,752	$8,514	$8,208	$8,779	$8,457
Fixed-income	7,664	7,434	7,523	8,593	8,922
Money market	30,976	25,971	27,350	30,769	33,167
Total Avg. Separate Accounts	$48,392	$41,919	$43,081	$48,141	$50,546
Total Avg. Liquidation Portfolios[1]	$8,703	$9,030	$9,309	$10,138	$10,534
Total Avg. Managed Assets	$370,123	$358,270	$348,765	$354,196	$356,319
1) Liquidation portfolios include portfolios of distressed fixed-income securities. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are lower than those of traditional separate account mandates.